Exhibit 99.1

Aptiv Reports 2017 Financial Results,
Exceeding Company's Previous Outlook

GILLINGHAM, England - Aptiv PLC (NYSE: APTV), a global technology company enabling the future of mobility, today reported full year 2017 U.S. GAAP earnings from continuing operations of $3.81 per diluted share. Excluding special items, 2017 earnings from continuing operations totaled $4.64 per diluted share.

Full Year 2017 Highlights Include:

•	Revenue of $12.9 billion, up 5% adjusted for currency exchange, commodity movements, acquisitions and divestitures

•	U.S. GAAP net income from continuing operations of $1,021 million, diluted earnings per share from continuing operations of $3.81

◦	Excluding special items, earnings from continuing operations of $4.64 per diluted share

•	U.S. GAAP Operating Income margin of 11.0%

◦	Adjusted Operating Income margin of 12.4%; Adjusted Operating Income of $1,594 million

•	Generated $1,106 million of cash from continuing operations

•	Returned $693 million to shareholders through share repurchases and dividends

•	Completed the spin-off of Powertrain Systems segment

◦	Powertrain Systems classified as discontinued operations for all periods presented

◦	Received dividend of $1,148 million in connection with the spin-off

Fourth Quarter Highlights Include:

•	Revenue of $3.4 billion, up 4% adjusted for currency exchange, commodity movements, acquisitions and divestitures

•	U.S. GAAP net income from continuing operations of $207 million, diluted earnings per share from continuing operations of $0.77

◦	Excluding special items, earnings from continuing operations of $1.28 per diluted share

•	U.S. GAAP Operating Income margin of 11.2%

◦	Adjusted Operating Income margin of 13.1%; Adjusted Operating Income of $450 million

“Our team’s disciplined execution delivered strong financial performance in 2017 that exceeded our expectations, as we continue to invest and reposition the company for the future,” said Kevin Clark, president and chief executive officer. "Aptiv remains highly focused on delivering value to shareholders through innovation, profitable growth, strong cash flow generation and disciplined capital deployment. Our 2018 outlook reflects that commitment, with double-digit growth in our fastest-growing product lines, including active safety, infotainment, vehicle electrification and connected services. This outlook underscores our unparalleled commitment to solving mobility’s toughest challenges."

Full Year 2017 Results
The Company reported full year 2017 revenue of $12.9 billion, an increase of 5% from the prior year. Adjusted for currency exchange, commodity movements and the divestiture of the Company's Mechatronics business, revenue increased by 5% during the year. This reflects growth of 9% in Europe, 10% in Asia and 24% in South America, partially offset by a decline of 3% in North America.
For full year 2017, the Company reported U.S. GAAP net income from continuing operations of $1,021 million and earnings from continuing operations of $3.81 per diluted share, compared to $834 million and $3.05 per diluted share in the prior year. Full year 2017 Adjusted Net Income, a non-GAAP financial measure defined below, totaled $1,243 million, or $4.64 per diluted share. Adjusted Net Income in the prior year was $1,224 million, or $4.47 per diluted share.
The Company reported Adjusted Operating Income, a non-GAAP financial measure defined below, of $1,594 million for full year 2017, compared to $1,623 million in the prior year. Adjusted Operating Income margin was 12.4% for full year 2017, compared to 13.2% in the prior year, reflecting the 40 basis point impact of the Mechatronics divestiture and continued incremental investments for growth, partially offset by sales growth and the beneficial impacts of cost reduction initiatives. Depreciation and amortization expense totaled $546 million, an increase from $489 million in the prior year.
Interest expense for full year 2017 totaled $140 million, as compared to $155 million in the prior year, which reflects the benefits of our debt refinancing transactions in the third quarter of 2016. Additionally, the year ended December 31, 2016 included a loss on the extinguishment of debt totaling $73 million.
Tax expense for full year 2017 was $223 million, resulting in an effective tax rate of approximately 18%, which includes approximately $55 million, or 4 points, for the one-time impacts of the U.S. tax reform enactment. Tax expense for full year 2016 was $167 million, resulting in an effective tax rate of approximately 17%.
The Company generated net cash flow from continuing operating activities of $1,106 million in 2017, compared to $1,494 million in the prior year, primarily reflecting the $310 million payment made in 2017 to settle the Unsecured Creditors litigation. As of December 31, 2017, the Company had cash and cash equivalents of $1.6 billion and total debt of $4.1 billion.

Fourth Quarter 2017 Results
The Company reported fourth quarter 2017 revenue of $3.4 billion, an increase of 8% from the prior year period. Adjusted for currency exchange, commodity movements and the divestiture of the Company's Mechatronics business, revenue increased by 4% in the fourth quarter. This reflects growth of 11% in Europe, 8% in Asia and 26% in South America, partially offset by a decline of 6% in North America.

The Company reported fourth quarter 2017 U.S. GAAP net income from continuing operations of $207 million and earnings from continuing operations of $0.77 per diluted share, compared to $182 million and $0.67 per diluted share in the prior year period. Fourth quarter Adjusted Net Income totaled $343 million, or $1.28 per diluted share, which includes the unfavorable impacts of a higher tax rate compared to the prior period. Adjusted Net Income in the prior year period was $382 million, or $1.41 per diluted share.
Fourth quarter Adjusted Operating Income was $450 million, compared to $455 million in the prior year period. Fourth quarter Adjusted Operating Income margin was 13.1%, compared to 14.2% in the prior year period, reflecting continued incremental investments for growth and a 30 basis point reduction as a result of the Mechatronics divestiture, partially offset by above-market sales growth. Depreciation and amortization expense totaled $154 million in the fourth quarter, an increase from $126 million in the prior year period.
Interest expense for the fourth quarter totaled $37 million, as compared to $33 million in the prior year period.
Tax expense in the fourth quarter of 2017 was $135 million, resulting in an effective tax rate of approximately 39%, compared to a tax benefit of $4 million in the prior year period. The fourth quarter of 2017 includes $55 million, or 16 points, for the one-time impacts of the U.S. tax reform enactment, as well as tax impacts of approximately $27 million resulting from the timing of recognition of the spin-off and classification of Powertrain Systems as discontinued operations.
Reconciliations of Adjusted Net Income, Adjusted Net Income per Share, Adjusted Operating Income and Cash Flow Before Financing, which are non-GAAP measures, to the most directly comparable financial measures, respectively, calculated and presented in accordance with accounting principles generally accepted in the United States ("GAAP") are provided in the attached supplemental schedules.

Share Repurchase Program
During 2017, the Company repurchased 4.67 million shares for approximately $383 million under its existing authorized share repurchase program, leaving approximately $989 million available for future share repurchases. All repurchased shares were retired, and are reflected as a reduction of ordinary share capital for the par value of the shares, with the excess applied as reductions to additional paid-in-capital and retained earnings.

Q1 and Full Year 2018 Outlook
The Company's first quarter and full year 2018 financial guidance is as follows:

(in millions, except per share amounts)	Q1 2018	Full Year 2018
Net sales	$3,275 - $3,375	$13,400 - $13,800
Adjusted operating income	$390 - $410	$1,685 - $1,765
Adjusted operating income margin	11.9% - 12.1%	12.6% - 12.8%
Adjusted net income per share	$1.17 - $1.22	$5.00 - $5.20
Cash flow from operations		$1,550
Capital expenditures		$750
Adjusted effective tax rate	15% - 16%	15% - 16%

Discontinued Operations - Spin-off of Powertrain Systems Segment into Delphi Technologies
As previously disclosed, the spin-off of the Company's former Powertrain Systems segment into a new, independent publicly traded company, Delphi Technologies PLC, was completed on December 4, 2017. The results of the Powertrain Systems business through December 4, 2017 are presented as discontinued operations separate from the Company’s continuing operations for all periods presented. In connection with the spin-off, Aptiv received a dividend of approximately $1,148 million from Delphi Technologies, which the Company intends to use to fund growth initiatives, including increased investment in advanced technologies and engineering, and for general corporate purposes.

Conference Call and Webcast
The Company will host a conference call to discuss these results at 8:30 a.m. (ET) today, which is accessible by dialing 888.486.0553 (US domestic) or 706.634.4982 (international) or through a webcast at ir.aptiv.com. The conference ID number is 1786308. A slide presentation will accompany the prepared remarks and has been posted on the investor relations section of the Company's website. A replay will be available two hours following the conference call.

Use of Non-GAAP Financial Information
This press release contains information about Aptiv's financial results which are not presented in accordance with GAAP. Specifically, Adjusted Operating Income, Adjusted Net Income, Adjusted Net Income per Share and Cash Flow Before Financing are non-GAAP financial measures. Adjusted Operating Income represents net income before interest expense, other income (expense), net, income tax expense, equity income (loss), net of tax, income (loss) from discontinued operations, net of tax, restructuring, other acquisition and portfolio project costs, asset impairments, gains (losses) on business divestitures and deferred compensation related to acquisitions. Other acquisition and portfolio project costs include costs incurred to integrate acquired businesses and to plan and execute product portfolio transformation actions, including business and product acquisitions and divestitures. Adjusted Operating Income margin is defined as Adjusted Operating Income as a percentage of Net sales.
Adjusted Net Income represents net income attributable to Aptiv before discontinued operations, restructuring and other special items, including the tax impact thereon. Adjusted Net Income Per Share represents Adjusted Net Income divided by the weighted average number of diluted shares outstanding for the period. Cash Flow Before Financing represents cash provided by operating activities from continuing operations plus cash provided by (used in) investing activities from continuing operations, adjusted for the purchase price of business acquisitions and net proceeds from the divestiture of discontinued operations and other significant businesses.
Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company's financial position, results of operations and liquidity. In particular, management believes Adjusted Operating Income, Adjusted Net Income, Adjusted Net Income Per Share and Cash Flow Before Financing are useful measures in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding GAAP measure, provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and that may obscure underlying business results and trends. Management also uses these non-GAAP financial measures for internal planning and forecasting purposes.
Such non-GAAP financial measures are reconciled to the most directly comparable GAAP financial measures in the attached supplemental schedules at the end of this press release. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures of other companies.

About Aptiv
Aptiv PLC (NYSE: APTV) is a global technology company that develops safer, greener and more connected solutions, which enable the future of mobility. Headquartered in Gillingham, England, Aptiv has 147,000 employees and operates 14 technical centers, as well as manufacturing sites and customer support centers, in 45 countries. Visit aptiv.com.

Forward-Looking Statements
This press release, as well as other statements made by Aptiv PLC (the “Company”), contain forward-looking statements that reflect, when made, the Company's current views with respect to current events and financial performance. Such forward-looking statements are subject to many risks, uncertainties and factors relating to the Company's operations and business environment, which may cause the actual results of the Company to be materially different from any future results. All statements that address future operating, financial or business performance or the Company's strategies or expectations are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are discussed under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company's filings with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect the Company. It should be remembered that the price of the ordinary shares and any income from them can go down as well as up. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law.

# # #

APTIV PLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
	(in millions, except per share amounts)
Net sales	$3,440	$3,193	$12,884	$12,274
Operating expenses:
Cost of sales	2,730	2,325	10,270	9,527
Selling, general and administrative	266	252	952	924
Amortization	30	29	117	117
Restructuring	28	62	129	167
Total operating expenses	3,054	2,668	11,468	10,735
Operating income	386	525	1,416	1,539
Interest expense	(37)	(33)	(140)	(155)
Other income (expense), net	1	(311)	(21)	(384)
Income from continuing operations before income taxes and equity income	350	181	1,255	1,000
Income tax (expense) benefit	(135)	4	(223)	(167)
Income from continuing operations before equity income	215	185	1,032	833
Equity income, net of tax	7	12	31	35
Income from continuing operations	222	197	1,063	868
Income from discontinued operations, net of tax	55	109	365	458
Net income	277	306	1,428	1,326
Net income attributable to noncontrolling interest	21	25	73	69
Net income attributable to Aptiv	$256	$281	$1,355	$1,257

Amounts attributable to Aptiv:
Income from continuing operations	$207	$182	$1,021	$834
Income from discontinued operations	49	99	334	423
Net income	$256	$281	$1,355	$1,257

Diluted net income per share:
Continuing operations	$0.77	$0.67	$3.81	$3.05
Discontinued operations	0.18	0.36	1.25	1.54
Diluted net income per share attributable to Aptiv	$0.95	$1.03	$5.06	$4.59
Weighted average number of diluted shares outstanding	267.44	271.64	268.03	273.70

Cash dividends declared per share	$0.51	$0.29	$1.38	$1.16

APTIV PLC
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31, 2017	December 31, 2016

	(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$1,596	$737
Restricted cash	1	1
Accounts receivable, net	2,440	2,130
Inventories	1,083	859
Other current assets	521	302
Current assets of discontinued operations	—	1,390
Total current assets	5,641	5,419
Long-term assets:
Property, net	2,804	2,325
Investments in affiliates	91	67
Intangible assets, net	1,219	1,148
Goodwill	1,944	1,502
Other long-term assets	470	280
Long-term assets of discontinued operations	—	1,551
Total long-term assets	6,528	6,873
Total assets	$12,169	$12,292
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$17	$10
Accounts payable	2,227	1,820
Accrued liabilities	1,296	1,242
Current liabilities of discontinued operations	—	1,076
Total current liabilities	3,540	4,148
Long-term liabilities:
Long-term debt	4,132	3,953
Pension benefit obligations	454	439
Other long-term liabilities	526	371
Long-term liabilities of discontinued operations	—	618
Total long-term liabilities	5,112	5,381
Total liabilities	8,652	9,529
Commitments and contingencies
Total Aptiv shareholders' equity	3,299	2,401
Noncontrolling interest	218	362
Total shareholders’ equity	3,517	2,763
Total liabilities and shareholders’ equity	$12,169	$12,292

APTIV PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Year Ended December 31,
	2017	2016
	(in millions)
Cash flows from operating activities:
Net income	$1,428	$1,326
Income from discontinued operations, net of tax	365	458
Income from continuing operations	1,063	868
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	546	489
Restructuring expense, net of cash paid	2	77
Deferred income taxes	(26)	(121)
Income from equity method investments, net of dividends received	(18)	(18)
Loss on extinguishment of debt	—	73
Other, net	117	(44)
Changes in operating assets and liabilities:
Accounts receivable, net	(287)	(207)
Inventories	(224)	(45)
Accounts payable	268	35
Other, net	(295)	430
Pension contributions	(40)	(43)
Net cash provided by operating activities from continuing operations	1,106	1,494
Net cash provided by operating activities from discontinued operations	362	447
Net cash provided by operating activities	1,468	1,941
Cash flows from investing activities:
Capital expenditures	(698)	(657)
Proceeds from sale of property / investments	7	19
Net proceeds from divestiture of discontinued operations	—	48
Proceeds from business divestitures	—	197
Cost of business acquisitions, net of cash acquired	(324)	(15)
Cost of technology investments	(50)	(3)
Settlement of derivatives	(28)	(1)
Net cash used in investing activities from continuing operations	(1,093)	(412)
Net cash used in investing activities from discontinued operations	(159)	(166)
Net cash used in investing activities	(1,252)	(578)
Cash flows from financing activities:
Increase (decrease) in short and long-term debt, net	779	(44)
Contingent consideration and deferred acquisition purchase price payments	(24)	(4)
Dividend payments of consolidated affiliates to minority shareholders	(38)	(42)
Repurchase of ordinary shares	(383)	(634)
Distribution of cash dividends	(310)	(317)
Dividend received from spin-off of Delphi Technologies	1,148	—
Cash transferred to Delphi Technologies related to spin-off	(863)	—
Cash transferred from Delphi Technologies related to spin-off	180	—
Taxes withheld and paid on employees' restricted share awards	(33)	(40)
Net cash provided by (used in) financing activities	456	(1,081)
Effect of exchange rate fluctuations on cash and cash equivalents	86	(23)
Increase (decrease) in cash and cash equivalents	758	259
Cash and cash equivalents at beginning of period	838	579
Cash and cash equivalents at end of period	$1,596	$838
Cash and cash equivalents of discontinued operations	$—	$101
Cash and cash equivalents of continuing operations	$1,596	$737

APTIV PLC
FOOTNOTES
(Unaudited)

1. Segment Summary

	Three Months Ended			Year Ended
	December 31,			December 31,
	2017	2016	%	2017	2016	%
	(in millions)			(in millions)
Net Sales
Signal and Power Solutions	$2,501	$2,401	4%	$9,507	$9,319	2%
Advanced Safety and User Experience	956	809	18%	3,446	3,024	14%
Eliminations and Other (a)	(17)	(17)		(69)	(69)
Net Sales	$3,440	$3,193		$12,884	$12,274

Adjusted Operating Income
Signal and Power Solutions	$362	$365	(1)%	$1,302	$1,272	2%
Advanced Safety and User Experience	88	90	(2)%	292	351	(17)%
Eliminations and Other (a)	—	—		—	—
Adjusted Operating Income	$450	$455		$1,594	$1,623

(a) Eliminations and Other includes the elimination of inter-segment transactions.

2. Weighted Average Number of Diluted Shares Outstanding
The following table illustrates the weighted average shares outstanding used in calculating basic and diluted net income per share attributable to Aptiv for the three months and years ended December 31, 2017 and 2016:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
	(in millions, except per share data)
Weighted average ordinary shares outstanding, basic	265.84	270.38	267.16	273.02
Dilutive shares related to RSUs	1.60	1.26	0.87	0.68
Weighted average ordinary shares outstanding, including dilutive shares	267.44	271.64	268.03	273.70
Basic net income per share:
Continuing operations	$0.78	$0.67	$3.82	$3.05
Discontinued operations	0.18	0.37	1.25	1.55
Basic net income per share attributable to Aptiv	$0.96	$1.04	$5.07	$4.60
Diluted net income per share:
Continuing operations	$0.77	$0.67	$3.81	$3.05
Discontinued operations	0.18	0.36	1.25	1.54
Diluted net income per share attributable to Aptiv	$0.95	$1.03	$5.06	$4.59

APTIV PLC
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

In this press release the Company has provided information regarding certain non-GAAP financial measures, including "Adjusted Operating Income," "Adjusted Net Income," "Adjusted Net Income per Share" and "Cash Flow Before Financing." Such non-GAAP financial measures are reconciled to their closest GAAP financial measure in the following schedules.

Adjusted Operating Income: Adjusted Operating Income is presented as a supplemental measure of the Company's financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted Operating Income in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Management also utilizes Adjusted Operating Income as the key performance measure of segment income or loss and for planning and forecasting purposes to allocate resources to our segments, as management also believes this measure is most reflective of the operational profitability or loss of our operating segments. Adjusted Operating Income is defined as net income before interest expense, other income (expense), net, income tax expense, equity income (loss), net of tax, income (loss) from discontinued operations, net of tax, restructuring and other special items. Not all companies use identical calculations of Adjusted Operating Income, therefore this presentation may not be comparable to other similarly titled measures of other companies. Operating Income margin represents Operating Income as a percentage of Net sales, and Adjusted Operating Income margin represents Adjusted Operating Income as a percentage of Net sales.

Consolidated Adjusted Operating Income
	Three Months Ended				Year Ended
	December 31,				December 31,
	2017		2016		2017		2016
	(in millions)
	$	Margin	$	Margin	$	Margin	$	Margin
Net income attributable to Aptiv	$256		$281		$1,355		$1,257
Interest expense	37		33		140		155
Other (income) expense, net	(1)		311		21		384
Income tax expense (benefit)	135		(4)		223		167
Equity income, net of tax	(7)		(12)		(31)		(35)
Income from discontinued operations, net of tax	(55)		(109)		(365)		(458)
Net income attributable to noncontrolling interest	21		25		73		69
Operating income	386	11.2%	525	16.4%	1,416	11.0%	1,539	12.5%
Restructuring	28		62		129		167
Other acquisition and portfolio project costs	17		9		28		57
Asset impairments	7		—		9		1
(Gain) loss on business divestitures, net	—		(141)		—		(141)
Deferred compensation related to nuTonomy acquisition	12		—		12		—
Adjusted operating income	$450	13.1%	$455	14.2%	$1,594	12.4%	$1,623	13.2%

Segment Adjusted Operating Income
(in millions)
Three Months Ended December 31, 2017	Signal and Power Solutions	Advanced Safety and User Experience	Eliminations and Other	Total
Operating income	$319	$67	$—	$386
Restructuring	23	5	—	28
Other acquisition and portfolio project costs	13	4	—	17
Asset impairments	7	—	—	7
Deferred compensation related to nuTonomy acquisition	—	12	—	12
Adjusted operating income	$362	$88	$—	$450

Depreciation and amortization (a)	$122	$32	$—	$154

Three Months Ended December 31, 2016	Signal and Power Solutions	Advanced Safety and User Experience	Eliminations and Other	Total
Operating income	$306	$219	$—	$525
Restructuring	52	10	—	62
Other acquisition and portfolio project costs	7	2	—	9
(Gain) loss on business divestitures, net	—	(141)	—	(141)
Adjusted operating income	$365	$90	$—	$455

Depreciation and amortization (a)	$103	$23	$—	$126

Year Ended December 31, 2017	Signal and Power Solutions	Advanced Safety and User Experience	Eliminations and Other	Total
Operating income	$1,206	$210	$—	$1,416
Restructuring	67	62	—	129
Other acquisition and portfolio project costs	21	7	—	28
Asset impairments	8	1	—	9
Deferred compensation related to nuTonomy acquisition	—	12	—	12
Adjusted operating income	$1,302	$292	$—	$1,594

Depreciation and amortization (a)	$438	$108	$—	$546

Year Ended December 31, 2016	Signal and Power Solutions	Advanced Safety and User Experience	Eliminations and Other	Total
Operating income	$1,099	$440	$—	$1,539
Restructuring	125	42	—	167
Other acquisition and portfolio project costs	48	9	—	57
Asset impairments	—	1	—	1
(Gain) loss on business divestitures, net	—	(141)	—	(141)
Adjusted operating income	$1,272	$351	$—	$1,623

Depreciation and amortization (a)	$401	$88	$—	$489

(a) Includes asset impairments.

APTIV PLC
RECONCILIATION OF NET EARNINGS TO ADJUSTED EARNINGS
(Unaudited)

Adjusted Net Income and Adjusted Net Income Per Share: Adjusted Net Income and Adjusted Net Income Per Share, which are non-GAAP measures, are presented as supplemental measures of the Company's financial performance which management believes are useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Management utilizes Adjusted Net Income and Adjusted Net Income Per Share in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted Net Income is defined as net income attributable to Aptiv before discontinued operations, restructuring and other special items, including the tax impact thereon. Adjusted Net Income Per Share is defined as Adjusted Net Income divided by the weighted average number of diluted shares outstanding for the period. Not all companies use identical calculations of Adjusted Net Income and Adjusted Net Income Per Share, therefore this presentation may not be comparable to other similarly titled measures of other companies.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
	(in millions, except per share amounts)
Net income attributable to Aptiv	$256	$281	$1,355	$1,257
Income from discontinued operations attributable to Aptiv, net of tax	(49)	(99)	(334)	(423)
Income from continuing operations attributable to Aptiv	207	182	1,021	834
Adjusting items:
Restructuring	28	62	129	167
Other acquisition and portfolio project costs	17	9	28	57
Asset impairments	7	—	9	1
(Gain) loss on business divestitures, net	—	(141)	—	(141)
Deferred compensation related to nuTonomy acquisition	12	—	12	—
Debt extinguishment costs	—	—	—	73
Reserve for Unsecured Creditors litigation	—	300	10	300
Transaction and related costs associated with acquisitions	8	—	8	—
Contingent consideration liability fair value adjustments	(14)	3	(14)	3
Tax impact of U.S. tax reform enactment	55	—	55	—
Tax impact of adjusting items (a)	23	(33)	(15)	(70)
Adjusted net income attributable to Aptiv	$343	$382	$1,243	$1,224

Weighted average number of diluted shares outstanding	267.44	271.64	268.03	273.70
Diluted net income per share from continuing operations attributable to Aptiv	$0.77	$0.67	$3.81	$3.05
Adjusted net income per share	$1.28	$1.41	$4.64	$4.47

(a)
Represents the income tax impacts of the adjustments made for restructuring and other special items by calculating the income tax impact of these items using the appropriate tax rate for the jurisdiction where the charges were incurred, the quarterly intra-period tax allocation impacts of approximately $27 million during the three months ended December 31, 2017 resulting from the effectiveness of the spin-off, and the elimination of the net impact of deferred tax asset valuation allowance changes in estimates of $15 million of valuation allowances recorded during the three months ended December 31, 2016.

Cash Flow Before Financing: Cash Flow Before Financing is presented as a supplemental measure of the Company's liquidity which is consistent with the basis and manner in which management presents financial information for the purpose of making internal operating decisions, evaluating its liquidity and determining appropriate capital allocation strategies. Management believes this measure is useful to investors to understand how the Company's core operating activities generate and use cash. Cash Flow Before Financing is defined as cash provided by operating activities from continuing operations plus cash provided by (used in) investing activities from continuing operations, adjusted for the purchase price of business acquisitions (including the settlement of foreign currency derivatives in 2016 related to the 2015 acquisition of HellermannTyton) and net proceeds from the divestiture of discontinued operations and other significant businesses. Not all companies use identical calculations of cash flow before financing therefore this presentation may not be comparable to other similarly titled measures of other companies. The calculation of Cash Flow Before Financing does not reflect cash used to service debt, pay dividends or repurchase shares and, therefore, does not necessarily reflect funds available for investment or other discretionary uses.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
	(in millions)
Cash flows from operating activities:
Income from continuing operations	$222	$197	$1,063	$868
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	154	126	546	489
Restructuring expense, net of cash paid	(7)	35	2	77
Working capital	62	114	(243)	(217)
Pension contributions	(13)	(35)	(40)	(43)
Other, net	3	167	(222)	320
Net cash provided by operating activities from continuing operations	421	604	1,106	1,494

Cash flows from investing activities:
Capital expenditures	(218)	(160)	(698)	(657)
Net proceeds from divestiture of Thermal discontinued operations	—	(4)	—	48
Net proceeds from business divestitures	—	197	—	197
Cost of business acquisitions, net of cash acquired	(284)	—	(324)	(15)
Cost of technology investments	—	—	(50)	(3)
Settlement of derivatives	(16)	15	(28)	(1)
Other, net	1	11	7	19
Net cash (used in) provided by investing activities from continuing operations	(517)	59	(1,093)	(412)

Adjusting items:
Adjustment for net proceeds from divestiture of Thermal discontinued operations	—	4	—	(48)
Adjustment for net proceeds from divestiture of Mechatronics business	—	(197)	—	(197)
Adjustment for the cost of business acquisitions, net of cash acquired	284	—	324	15
Adjustment for settlement of derivatives related to business acquisition	—	—	—	15
Cash flow before financing	$188	$470	$337	$867

Financial Guidance: The reconciliation of the forward-looking non-GAAP financial measures provided in the Company's financial guidance to the most comparable forward-looking GAAP measure is as follows:

	Estimated Q1		Estimated Full Year
	2018 (1)		2018 (1)

	($ and shares in millions, except per share amounts)
Adjusted Operating Income	$	Margin (2)	$	Margin (2)
Net income attributable to Aptiv	$166		$1,088
Interest expense	35		140
Other (income) expense, net	(10)		(30)
Income tax expense	79		244
Equity income, net of tax	(8)		(30)
Net income attributable to noncontrolling interest	7		40
Operating income	269	8.1%	1,452	10.7%
Restructuring	88		152
Other acquisition and portfolio project costs	29		64
Deferred compensation related to nuTonomy acquisition	14		57
Adjusted operating income	$400	12.0%	$1,725	12.7%

Adjusted Net Income per Share
Net income attributable to Aptiv	$166		$1,088
Restructuring	88		152
Other acquisition and portfolio project costs	29		64
Deferred compensation related to nuTonomy acquisition	14		57
Tax impact of adjusting items and other	23		1
Adjusted net income attributable to Aptiv	$320		$1,362

Weighted average number of diluted shares outstanding	266.95		267.26
Diluted net income per share attributable to Aptiv	$0.62		$4.07
Adjusted net income per share	$1.20		$5.10

(1) Prepared at the estimated mid-point of the Company's financial guidance range.

(2) Represents Operating Income and Adjusted Operating Income, respectively, as a percentage of estimated Net sales.

Investor Contact:
Elena Rosman
248.813.5091
elena.rosman@aptiv.com

Media Contact:
Zach Peterson
248.561.3640
zachary.peterson@aptiv.com